UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 17, 2025
SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22345	52-1974638
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
18 E. Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)
(410) 763-7800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SHBI	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 17, 2025, Shore Bancshares, Inc. (the “Company”) announced that it appointed Charles S. Cullum to Executive Vice President and Chief Financial Officer effective April 21, 2025. Todd L. Capitani, the Company’s current Chief Financial Officer, who previously announced his retirement, will continue with the Company until August 15, 2025 to support this leadership transition.
Mr. Cullum, age 40, brings more than 20 years of financial experience, most recently having served as Chief Financial Officer at Sandy Spring Bancorp since May 2024. Prior to his appointment as Chief Financial Officer, Mr. Cullum served in various roles at Sandy Spring including Deputy Chief Financial Officer, Financial Division Executive and Treasurer, as well as other finance positions.
In connection with his appointment, Mr. Cullum will receive an annual base salary of $430,000 and will have the opportunity to receive (i) annual incentive compensation, based on a target percentage of his annual base salary, under the terms of the Company’s 2025 short-term incentive program, subject to the satisfaction of the predetermined performance criteria established by the Company’s Board of Directors, and (ii) an equity incentive award under the Company’s 2025 long-term incentive program, based upon a percentage of his annual base salary. For 2025, the target opportunity levels in both the short- and long-term incentive programs are 35% of base salary. In connection with his appointment, Mr. Cullum will also receive an initial restricted stock unit award to be granted within 30 days of his date of hire, which will vest over a three-year period beginning with the first anniversary of the grant, with an estimated grant date fair value of $200,000. In addition, in 2025 the Company will contribute 8% of Mr. Cullum’s base salary into the non-qualified deferred compensation plan.
Mr. Cullum will participate in the Company’s change in control severance plan and will be entitled to receive change in control severance compensation in the form of a lump sum cash payment equal to two times his base salary plus two times his target short-term incentive opportunity if he is terminated without cause by the Company or he terminates his employment with good reason within two years following a change in control. In addition, in the event that Mr. Cullum is terminated without cause by the Company within the first 24 months of his date of hire, he will be entitled to receive non-change in control severance compensation in the form of a lump sum cash payment equal to his base salary in effect on the termination date in addition to a lump sum cash payment equal to his target short-term incentive opportunity, pro-rated based on his termination date.
There is no arrangement or understanding between Mr. Cullum and any other persons pursuant to which Mr. Cullum was selected Executive Vice President and Chief Financial Officer. Furthermore, except as disclosed herein, Mr. Cullum does not have any related party transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.
A copy of the Company’s press release announcing the appointment of Mr. Cullum as Executive Vice President and Chief Financial Officer is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 17, 2025 (filed herewith)
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: April 17, 2025	By:	/s/ James M. Burke
James M. Burke
President and Chief Executive Officer
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